Exhibit 99.1

Lithia Motors to Present at the Morgan Stanley Global Automotive Conference April 5, 2007

MEDFORD, Ore--(BUSINESS WIRE)--March 29, 2007--Lithia Motors, Inc. (NYSE:LAD) today announced that Chairman and CEO Sid DeBoer will present at the Morgan Stanley Global Automotive Conference being held at the Crown Plaza Times Square in New York City at 9:45 a.m. EDT on Thursday, April 5, 2007.

This conference will have a slide presentation and live audio webcast, with a replay available for at least 30 days, accessible through the Investor Relations section of Lithia's website. Log-on to: www.lithia.com - go to Investor Relations.

About Lithia

Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 30 brands of new vehicles at 108 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 109,648 new and used vehicles and had $3.17 billion in total revenue in 2006.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com - go to Investor Relations